
<ARTICLE>  5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
consolidated  financial statements of IOS Capital,  Inc. and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>     0000922255
<NAME> IOS CAPITAL, INC.
<MULTIPLIER> 1,000

<PERIOD-TYPE>                                                      3-MOS
<FISCAL-YEAR-END>                                            Sep-30-2000
<PERIOD-END>                                                 Dec-31-1999
<CASH>                                                                 0
<SECURITIES>                                                           0
<RECEIVABLES>                                                  2,703,847 <F1>
<ALLOWANCES>                                                           0
<INVENTORY>                                                            0
<CURRENT-ASSETS>                                                       0
<PP&E>                                                           124,821 <F2>
<DEPRECIATION>                                                    60,900 <F2>
<TOTAL-ASSETS>                                                 3,047,259
<CURRENT-LIABILITIES>                                                  0
<BONDS>                                                        2,444,352
<PREFERRED-MANDATORY>                                                  0
<PREFERRED>                                                            0
<COMMON>                                                               0 <F3>
<OTHER-SE>                                                       411,680
<TOTAL-LIABILITY-AND-EQUITY>                                   3,047,259
<SALES>                                                                0
<TOTAL-REVENUES>                                                  87,711
<CGS>                                                                  0
<TOTAL-COSTS>                                                          0
<OTHER-EXPENSES>                                                  19,466
<LOSS-PROVISION>                                                       0
<INTEREST-EXPENSE>                                                36,237
<INCOME-PRETAX>                                                   32,084
<INCOME-TAX>                                                      12,834
<INCOME-CONTINUING>                                               19,250
<DISCONTINUED>                                                         0
<EXTRAORDINARY>                                                        0
<CHANGES>                                                              0
<NET-INCOME>                                                      19,250
<EPS-BASIC>                                                            0 <F4>
<EPS-DILUTED>                                                          0 <F4>

<F1>
(1)  Includes net investments in leases of $2,616,610 and accounts receivable.
<F2>
(2) Includes leased equipment of: cost - $107,164; accumulated depreciation - $53,074.
<F3>
(3) Common stock, $.01 par value, 1,000 shares outstanding. Since total is less than $1, zero is reported.
<F4>
(4)  Not required as the registrant is a wholly-owned subsidiary.

